Exhibit 99.1
Corpay Reports First Quarter Financial Results
Solid start to the year with over $1 billion in revenues
Announced deals with Mastercard and AvidXchange

Atlanta, Ga., May 6, 2025 — Corpay, Inc. (NYSE: CPAY), a corporate payments company, today reported financial results for its first quarter ended March 31, 2025.

"Our first quarter results were right in-line with our expectations. First quarter 2025 organic revenue growth was 9% and within that, our Corporate Payments segment grew 19%,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “Our fundamental trends: retention, same store sales and sales/new bookings, were very strong. Also, last week we announced an exciting investment and strategic partnership with Mastercard, and today we announced our plan to invest $500 million, alongside TPG, to acquire AvidXchange.”

Financial Results for First Quarter of 2025:

GAAP Results
•Revenues increased 8% to $1,005.7 million in the first quarter of 2025, compared with $935.3 million in the first quarter of 2024.
•Net income attributable to Corpay increased 6% to $243.2 million in the first quarter of 2025, compared with $229.8 million in the first quarter of 2024.
•Net income per diluted share attributable to Corpay increased 9% to $3.40 in the first quarter of 2025, compared with $3.12 per diluted share in the first quarter of 2024.

Non-GAAP Results1
•Organic revenue growth1 was 9% in the first quarter of 2025.
•Adjusted EBITDA1 increased 8% to $555.4 million in the first quarter of 2025, compared to $516.5 million in the first quarter of 2024.
•Adjusted net income attributable to Corpay1 increased 7% to $322.9 million in the first quarter of 2025, compared with $301.3 million in the first quarter of 2024.
•Adjusted net income per diluted share attributable to Corpay1 increased 10% to $4.51 in the first quarter of 2025, compared with $4.10 per diluted share in the first quarter of 2024.

"Our Corporate Payments and Vehicle Payments segments delivered solid performance driven by implementations and ramping of new sales,” said Alissa Vickery, interim chief financial officer, Corpay, Inc. “Our cross border business performed quite well given the volatility experienced in the currency markets and activity levels remain robust in April.”

Updated Fiscal Year 2025 Outlook:

"We are maintaining our original 2025 outlook, while incorporating our recent Gringo acquisition. We currently expect revenue growth acceleration over the coming quarters driven by new sale implementations and business initiatives. While there is uncertainty around the rest of year macro outlook, our businesses are quite durable, and we’re ready to adjust to any changes in the demand environment,” concluded Vickery.

For fiscal year 2025, Corpay, Inc.'s updated financial guidance1 is as follows:

•Total revenues between $4,380 million and $4,460 million;
•Net income between $1,167 million and $1,207 million;
•Net income per diluted share between $16.37 and $16.77;
•Adjusted net income between $1,485 million and $1,525 million; and
•Adjusted net income per diluted share between $20.80 and $21.20.

Corpay’s guidance assumptions for the balance of the year are as follows:

•Weighted average U.S. fuel prices equal to $2.96 per gallon;
•Fuel price spreads flat with the 2024 average;
•Foreign exchange rates equal to the April 2025 forward consensus;
•Interest expense between $350 million and $380 million;
•Approximately 72 million fully diluted shares outstanding;
•An effective tax rate of approximately 25.5% to 26.5%; and
•No impact related to material acquisitions not closed.
Conference Call:

The Company will host a conference call to discuss first quarter 2025 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Alissa Vickery, interim chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (800)-445-7795 or (785)-424-1699; the Conference ID is CORPAY. A replay will be available one hour after the call and can be accessed by dialing (844)-512-2921 or (412)-317-6671 for international callers; the replay conference ID is 11158788. The replay will be available through Tuesday, May 13, 2025. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as risks related to the completion of the acquisition of AvidXchange and our investment therein alongside TPG, including the satisfaction of any conditions thereto; our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, retail lodging price, foreign exchange rates and interest rates trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; our ability to successfully manage the derivative financial instruments that we use in our Cross-Border solution to reduce our exposure to various market risks, including changes in foreign exchange rates; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; the impact of changes in global tariff and trade policies and potential retaliatory actions by affected countries; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2024 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock based compensation expense related to stock based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables, and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment losses, asset write-offs, restructuring costs, loss on extinguishment of debt, taxes associated with stock-based compensation programs, losses and gains on foreign currency transactions and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, taxes related to stock-based compensation programs and impairment losses do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, goodwill impairment, investment loss/gain and other operating, net. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation expense and other one-time items including certain legal expenses, restructuring costs and integration and deal related costs. EBITDA and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth, EBITDA and adjusted EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY), the Corporate Payments Company, is a global S&P 500 provider of commercial cards (e.g, business cards, fleet cards, virtual cards) and AP automation solutions (e.g., invoice and payments automation, cross border payments) to businesses worldwide. Our solutions “keep business moving” and result in our customers better controlling purchases, mitigating fraud, and ultimately spending less. To learn more visit www.corpay.com.

Contact:

Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com
__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.

Corpay, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share amounts and percentages)

	Three Months Ended March 31,
	2025	2024	% Change

Revenues, net	$1,005,667	$935,251	8%
Expenses:
Processing	221,844	207,411	7%
Selling	107,557	94,188	14%
General and administrative	156,959	151,262	4%
Depreciation and amortization	92,188	84,760	9%
Other operating, net	(5)	292	NM
Total operating expense	578,543	537,913	8%
Operating income	427,124	397,338	7%
Other expenses:
Other expense, net	4,095	2,960	38%
Interest expense, net	93,922	89,088	5%
Loss on extinguishment of debt	1,596	—	NM
Total other expense	99,613	92,048	8%
Income before income taxes	327,511	305,290	7%
Provision for income taxes	83,636	75,487	11%
Net income	243,875	229,803	6%
Less: Net income attributable to noncontrolling interest	642	34	NM
Net income attributable to Corpay	$243,233	$229,769	6%
Basic earnings per share	$3.46	$3.20	8%
Diluted earnings per share	$3.40	$3.12	9%
Weighted average shares outstanding:
Basic shares	70,316	71,769
Diluted shares	71,558	73,545

NM - Not Meaningful

Corpay, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,554,835	$1,553,642
Restricted cash	2,828,588	2,902,703
Accounts and other receivables (less allowance)	2,546,819	2,090,500
Securitized accounts receivable — restricted for securitization investors	1,469,000	1,323,000
Prepaid expenses and other current assets	678,319	806,024
Total current assets	9,077,561	8,675,869
Property and equipment, net	401,523	377,705
Goodwill and other intangibles, net	8,599,243	8,395,109
Other assets	469,453	508,348
Total assets	$18,547,780	$17,957,031
Liabilities and Equity
Current liabilities:
Customer deposits	3,228,068	3,266,126
Accounts payable, accrued expenses and other current liabilities	2,753,684	2,671,781
Securitization facility	1,469,000	1,323,000
Current portion of notes payable and lines of credit	785,918	1,446,974
Total current liabilities	8,236,670	8,707,881
Notes payable and other obligations, less current portion	5,916,485	5,226,106
Deferred income taxes	431,022	439,176
Other noncurrent liabilities	469,521	437,879
Total noncurrent liabilities	6,817,028	6,103,161
Commitments and contingencies
Stockholders’ equity:
Common stock	132	131
Additional paid-in capital	3,850,115	3,811,131
Retained earnings	9,439,638	9,196,405
Accumulated other comprehensive loss	(1,606,002)	(1,713,996)
Treasury stock	(8,230,047)	(8,171,329)
Total Corpay stockholders’ equity	3,453,836	3,122,342
Noncontrolling interest	40,246	23,647
Total equity	3,494,082	3,145,989
Total liabilities and equity	$18,547,780	$17,957,031

Corpay, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income	$243,875	$229,803
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28,396	28,931
Stock-based compensation	18,366	24,979
Provision for credit losses on accounts and other receivables	30,661	25,342
Amortization of deferred financing costs and discounts	2,274	2,029
Amortization of intangible assets and premium on receivables	63,792	55,829
Loss on extinguishment of debt	1,596	—
Deferred income taxes	(7,983)	647
Other non-cash operating income, net	(46)	125
Changes in operating assets and liabilities (net of acquisitions/disposition)	(455,082)	(17,501)
Net cash (used in) provided by operating activities	(74,151)	350,184
Investing activities
Acquisitions, net of cash acquired	(153,719)	(56,325)
Purchases of property and equipment	(44,771)	(41,193)
Other	14,572	(4,826)
Net cash used in investing activities	(183,918)	(102,344)
Financing activities
Proceeds from issuance of common stock	32,079	90,838
Repurchase of common stock	(58,718)	(288,833)
Borrowings on securitization facility, net	146,000	114,000
Deferred financing costs	(10,827)	(3,176)
Proceeds from notes payable	750,000	325,000
Principal payments on notes payable	(49,285)	(25,531)
Borrowings from revolver	2,454,000	1,570,000
Payments on revolver	(3,120,000)	(1,866,000)
Payments on swing line of credit, net	—	(75,429)
Other	(952)	580
Net cash provided by (used in) financing activities	142,297	(158,551)
Effect of foreign currency exchange rates on cash	42,850	(28,148)
Net (decrease) increase in cash and cash equivalents and restricted cash	(72,922)	61,141
Cash and cash equivalents and restricted cash, beginning of period	4,456,345	3,141,535
Cash and cash equivalents and restricted cash, end of period	$4,383,423	$3,202,676
Supplemental cash flow information
Cash paid for interest, net	$119,022	$115,773
Cash paid for income taxes, net	$114,745	$38,925

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts; shares in millions)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay.*

	Three Months Ended March 31,
	2025	2024
Net income attributable to Corpay	$243,233	$229,769

Stock-based compensation	18,366	24,979
Amortization[1]	66,066	57,858
Loss on extinguishment of debt	1,596	—
Integration and deal related costs	11,389	4,235
Restructuring and related costs	2,800	4,382
Other[2]	7,092	3,612
Total adjustments	107,309	95,066
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(27,616)	(23,515)
Adjusted net income attributable to Corpay	$322,926	$301,320
Adjusted net income per diluted share attributable to Corpay	$4.51	$4.10
Diluted shares	71.6	73.5

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes losses and gains on foreign currency transactions, certain legal expenses, amortization expense attributable to the Company's noncontrolling interest, taxes associated with stock-based compensation programs and a loss on an economic hedge of a foreign-denominated purchase price of an acquisition.

[3] Represents provision for income taxes of pre-tax adjustments.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric and percentages)
(Unaudited)

The following table presents revenues, net and revenues, net per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended March 31,				Three Months Ended March 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$487.1	$494.1	$(7.0)	(1)%	$532.0	$493.5	$38.5	8%
'- Transactions	213.0	199.7	13.3	7%	213.0	201.0	12.0	6%
'- Revenues, net per transaction	$2.29	$2.47	$(0.19)	(8)%	$2.50	$2.46	$0.04	2%
'- Tag transactions[3]	22.9	21.3	1.6	8%	22.9	21.3	1.6	8%
'- Parking transactions	65.1	60.9	4.2	7%	65.1	60.9	4.2	7%
'- Fleet transactions	109.7	107.6	2.2	2%	109.7	107.6	2.2	2%
'- Other transactions	15.3	9.9	5.4	54%	15.3	11.2	4.1	36%
CORPORATE PAYMENTS
'- Revenues, net	$352.7	$265.4	$87.3	33%	$358.0	$301.7	$56.4	19%
'- Spend volume	$50,688	$36,819	$13,869	38%	$50,688	$42,757	$7,931	19%
'- Revenues, net per spend $	0.70%	0.72%	(0.03)%	(3)%	0.71%	0.71%	—%	—%
LODGING PAYMENTS
'- Revenues, net	$110.2	$111.3	$(1.1)	(1)%	$110.6	$111.3	$(0.7)	(1)%
'- Room nights	9.8	8.2	1.5	19%	9.8	8.2	1.5	19%
'- Revenues, net per room night	$11.26	$13.51	$(2.25)	(17)%	$11.30	$13.51	$(2.20)	(16)%
OTHER[1]
'- Revenues, net	$55.7	$64.5	$(8.8)	(14)%	$56.2	$64.5	$(8.3)	(13)%
'- Transactions	422.0	375.2	46.8	12%	422.0	375.2	46.8	12%
'- Revenues, net per transaction	$0.13	$0.17	$(0.04)	(23)%	$0.13	$0.17	$(0.04)	(23)%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,005.7	$935.3	$70.4	8%	$1,056.8	$970.9	$85.8	9%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the first quarter of 2025 is 7.6 million.
* Columns may not calculate due to rounding.

Exhibit 3
Revenues by Geography and Segment
(In millions, except percentages)
(Unaudited)

Revenues, net by Geography*	Three Months Ended March 31,
	2025	%	2024	%
US	$507	50%	$482	52%
Brazil	163	16%	149	16%
UK	146	15%	129	14%
Other	190	19%	176	19%
Consolidated Revenues, net	$1,006	100%	$935	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended March 31,
	2025	%	2024	%
Vehicle Payments	$487	48%	$494	53%
Corporate Payments	353	35%	265	28%
Lodging Payments	110	11%	111	12%
Other	56	6%	64	7%
Consolidated Revenues, net	$1,006	100%	$935	100%

*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands, except percentages)
(Unaudited)

	Three Months Ended March 31,
	2025[1]	2024	% Change
Revenues, net:
Vehicle Payments[2]	$487,110	$494,061	(1)%
Corporate Payments	352,659	265,396	33%
Lodging Payments	110,224	111,295	(1)%
Other[3]	55,674	64,499	(14)%
	$1,005,667	$935,251	8%
Operating income:
Vehicle Payments[2]	$230,226	$225,695	2%
Corporate Payments	135,906	104,711	30%
Lodging Payments	43,295	47,276	(8)%
Other[3]	17,697	19,656	(10)%
	$427,124	$397,338	7%
Depreciation and amortization:
Vehicle Payments[2]	$47,275	$50,321	(6)%
Corporate Payments	30,159	20,803	45%
Lodging Payments	12,824	11,630	10%
Other[3]	1,930	2,006	(4)%
	$92,188	$84,760	9%
Capital expenditures:
Vehicle Payments[2]	$30,678	$28,195	9%
Corporate Payments	7,580	7,276	4%
Lodging Payments	4,729	896	428%
Other[3]	1,784	4,826	(63)%
	$44,771	$41,193	9%

[1] Results from Gringo acquired in the first quarter of 2025 are reported in the Vehicle Payments segment from the date of acquisition.
[2] The results of our merchant solutions business disposed of in December 2024 are included in our Vehicle Payments segment for all periods prior to disposition.
[3] Other includes Gift and Payroll Card operating segments.
NM - Not Meaningful
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended March 31,		Three Months Ended March 31,
	2025*	2024*	2025*	2024*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$532.0	$493.5	213.0	201.0
Impact of acquisitions/dispositions	—	0.6	—	(1.3)
Impact of fuel prices/spread	(8.7)	—	—	—
Impact of foreign exchange rates	(36.2)	—	—	—
As reported	$487.1	$494.1	213.0	199.7
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$358.0	$301.7	$50,688	$42,757
Impact of acquisitions/dispositions	—	(36.3)	—	(5,938)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(5.3)	—	—	—
As reported	$352.7	$265.4	$50,688	$36,819
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$110.6	$111.3	9.8	8.2
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.4)	—	—	—
As reported	$110.2	$111.3	9.8	8.2
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$56.2	$64.5	422.0	375.2
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.5)	—	—	—
As reported	$55.7	$64.5	422.0	375.2

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,056.8	$970.9	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(35.7)
Impact of fuel prices/spread[2]	(8.7)	—
Impact of foreign exchange rates[2]	(42.4)	—
As reported	$1,005.7	$935.3

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect the negative impact of movements in foreign exchange rates of approximately $42 million, negative fuel price spreads of approximately $6 million, and approximately $3 million negative impact from fuel prices.

* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA MEASURES
(In millions, except percentages)
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income from operations.*

	Three Months Ended March 31,
	2025	2024
Net income from operations	$243.9	$229.8
Provision for income taxes	83.6	75.5
Interest expense, net	93.9	89.1
Other expense, net	4.1	3.0
Depreciation and amortization	92.2	84.8
Loss on extinguishment of debt	1.6	—
Other operating, net	—	0.3
EBITDA	$519.3	$482.4

Stock-based compensation	18.4	25.0
Other addbacks[1]	17.7	9.2
Adjusted EBITDA	$555.4	$516.5

Revenues, net	$1,005.7	$935.3
Adjusted EBITDA margin	55.2%	55.2%

[1] Includes certain legal expenses, restructuring costs and integration and deal related costs
* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2025 and second quarter 2025 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2025 GUIDANCE
	Low*	High*
Net income	$1,167	$1,207
Net income per diluted share	$16.37	$16.77

Stock based compensation	108	108
Amortization	256	256
Other	64	64
Total pre-tax adjustments	428	428

Income taxes	(110)	(110)
Adjusted net income	$1,485	$1,525
Adjusted net income per diluted share	$20.80	$21.20

Diluted shares	72	72

	Q2 2025 GUIDANCE
	Low*	High*
Net income	$272	$282
Net income per diluted share	$3.82	$3.92

Stock based compensation	33	33
Amortization	64	64
Other	21	21
Total pre-tax adjustments	118	118

Income taxes	(31)	(31)
Adjusted net income	$359	$369
Adjusted net income per diluted share	$5.05	$5.15

Diluted shares	72	72

* Columns may not calculate due to rounding.